Exhibit 99.1

	Contacts:	Jay Brown, CFO
FOR IMMEDIATE RELEASE		Son Nguyen, VP - Corporate Finance
Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES QUARTERLY

COMMON STOCK DIVIDEND

May 30, 2014 – HOUSTON, TX – Crown Castle International Corp. (NYSE: CCI) announced today that its Board of Directors has declared a quarterly cash dividend of $0.35 per common share. The quarterly dividend will be payable on June 30, 2014 to common stockholders of record at the close of business on June 20, 2014. Future dividends are subject to the approval of the Company’s Board of Directors.

About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to all of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 40,000 and 1,800 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.